                                                                      Exhibit 3
                                                                    (Ex. 99.A2)




                       THE PAINEWEBBER PATHFINDERS TRUST,
                      TREASURY AND GROWTH STOCK SERIES 23


                         TRUST INDENTURE AND AGREEMENT


                           Dated as of April 15, 1998


                                 Incorporating


                     Standard Terms and Conditions of Trust
                            Dated as of July 1,1997,


                                    Between


                           PAINEWEBBER INCORPORATED,
                                   as Sponsor


                                      and


                         INVESTORS BANK & TRUST COMPANY




                                   as Trustee

         THIS TRUST INDENTURE AND AGREEMENT dated as of April 15, 1998 between PaineWebber Incorporated, as Sponsor and Investors Bank & Trust Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of July 1, 1997 between the parties hereto (hereinafter called the "Standard Terms and Conditions of Trust" or the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.


                         W I T N E S S E T H  T H A T :

         Whereas, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms and Conditions of Trust in order to facilitate creation of series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940 and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks, stripped United States Treasury obligations, or evidence thereof, and in certain cases, United States Treasury obligations and Restricted Securities as defined in the Standard Terms and Conditions of Trust; and

         WHEREAS, the parties now desire to create the Twenty-Third of the aforesaid series;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:

         Section 1. Incorporation of Standard Terms and Conditions of Trust. Subject to the provisions of Section 2 of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument, except as provided below in this Section 1. Unless otherwise stated, section references shall refer to sections in the Standard Terms and Conditions of Trust.

         Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of The PaineWebber Pathfinders Trust, which series shall be known and designated as "The PaineWebber Pathfinders Trust, Treasury and Growth Stock Series 23".

         A. The Securities deposited pursuant to Section 2.02 are set forth in Schedule A hereto.

         B. (1) The aggregate number of Units outstanding on the Initial Date of Deposit for this Series is 1,000,000.

         (2) The initial fractional undivided interest represented by each Unit of this series shall initially be 1/1,000,000th of the Trust Fund. A Certificate representing the total number of Units outstanding on the Initial Date of Deposit is being delivered by the Trustee to the Sponsor pursuant to
Section 2.03.

         C. The term "Record Date" shall mean June 30, 1998 and quarterly thereafter, except that with respect to a distribution required by Section 2.02
(b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails and except that with respect to cash representing long-term capital gains held in the Capital Account the Record Date shall be each December 31.

         Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state purposes or for other purposes (hereinafter a "Special Record Date") which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

         D. The term "Distribution Date" shall mean the 20th day following the Record Date, commencing July 20, 1998.

         In the event a Special Record Date is declared, the Distribution Date shall also include such Date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

         E. The Discretionary Liquidation Amount shall be twenty per centum (20%) of the aggregate value of (i) the Securities originally deposited pursuant to Section 2.02 and (ii) any additional Securities deposited pursuant to Section 2.02(c).

         F. The Mandatory Termination Date shall be May 30, 2010. The date on which the Trustee shall begin to sell equity Securities in accordance with
Section 9.01 shall be May 1, 2010.

         G. The Trustee's annual compensation as referred to in Section 8.05 shall be $.00145 per Unit computed monthly based on the largest number of Units outstanding at any time during the preceding month.

         H. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.00035 per Unit, based on the largest number of Units Outstanding at any time during the calendar year.

         I. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $.005 per Unit outstanding.

         J. The calendar year to be specified pursuant to Section 3.05 shall be calendar year 1998, so that the Trustee's first annual report will be furnished to Unitholders within a reasonable period of time following calendar year 1998.

         K. Section 3.07 is hereby amended to add subsection (e), such subsection to read as follows:

    "(e) Notwithstanding any merger, reoganization, tender offer, spin-off, split-off, or split-up involving the stock of Travelers Group
         Inc. ("Travelers") or NationsBank Corporation ("NationsBank"), the Trustee shall, unless otherwise directed by the Sponsor, retain in the Trust the stock of Travelers and NationsBank or their respective successor entities."

         IN WITNESS WHEREOF, PaineWebber Incorporated has caused this Trust Indenture and Agreement to be executed by one of its Senior Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Secretaries, and Investors Bank & Trust Company has caused this Trust Indenture to be executed by one of its Authorized Signatories and its corporate seals to be hereto affixed and attested by one of its Authorized Signatories, all as of the date first above written.


                                            PAINEWEBBER INCORPORATED
                                              as Depositor and Sponsor
SEAL

                                            By
                                              --------------------------------
                                                Senior Vice President
Attest:


-----------------------------
         Secretary

STATE OF NEW YORK)
                        :ss.:
COUNTY OF NEW YORK)


         On this 15th day of April, 1998 before me personally appeared Robert
E. Holley, to me known, who being by me duly sworn, said that he is a Senior Vice President of PaineWebber Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                            By
                                              ------------------------------
                                                   Notary Public

                         INVESTORS BANK & TRUST COMPANY

SEAL


Attest:


                                            By
                                              ------------------------------
                                              Title:

-----------------------------
       Title:

                              SCHEDULE A

                      THE PAINEWEBBER PATHFINDERS TRUST
                     TREASURY AND GROWTH STOCK SERIES 23
                           SCHEDULE OF INVESTMENTS
                AS OF INITIAL DATE OF DEPOSIT, APRIL 15, 1998



                                                                        COST OF
                                                                      SECURITIES
     NAME OF SECURITY        COUPON  MATURITY VALUE   MATURITY DATE   TO TRUST(2)
-------------------------- --------  -------------- ---------------  ------------
U.S. Treasury Interest
 Payments (3) (51.92%) ....    0%      $1,000,000      May 15, 2010   $494,499.95



COMMON STOCKS (48.08%) (1)



                                                         COST OF
                                           NUMBER OF    SECURITIES
              NAME OF ISSUER                 SHARES    TO TRUST(2)
----------------------------------------  ----------- ------------
Aerospace/Defense (2.42%)
 AlliedSignal Inc. ......................     240       $11,295.00
 The Boeing Company .....................     220        11,701.25
Automobile (1.18%)
 Ford Motor Company .....................     230        11,270.00
Beverages (2.52%)
 The Coca-Cola Company ..................     160        12,450.00
 PepsiCo, Inc. ..........................     280        11,567.50
Chemicals (1.20%)
 Eastman Chemical Company ...............     160        11,430.00
Commercial Services (1.19%)
 Cendant Corporation* ...................     310        11,353.75
Computers--Hardware/Software (4.82%)
 Compaq Computer Corporation ............     440        11,357.50
 Computer Associates International, Inc.      210        11,445.00
 Hewlett-Packard Company ................     190        11,578.13
 Microsoft Corporation* .................     130        11,496.88
Cosmetics & Toiletries (1.23%)
 The Procter & Gamble Company ...........     140        11,733.75
Electronics (1.20%)
 Intel Corporation ......................     150        11,400.00
Financial Institutions/Banks (7.24%)
 The Chase Manhattan Corporation  .......      80        11,420.00
 Fannie Mae .............................     190        11,732.50
 First Union Corporation ................     190        11,411.88
 J.P. Morgan & Company Incorporated  ....      80        11,795.00
 NationsBank Corporation ................     140        11,305.00
 Travelers Group Inc. ...................     170        11,336.88
Foods (1.17%)
 Sara Lee Corporation ...................     180        11,148.75
Insurance (1.22%)
 American International Group, Inc.  ....      90        11,632.50
Medical Products & Instruments (2.43%)
 Johnson & Johnson ......................     160        11,610.00
 Medtronic, Inc. ........................     220        11,550.00
Multimedia (2.22%)
 Time Warner Inc. .......................     140        10,920.00
 The Walt Disney Company ................      90        10,186.88
Networking Products (1.21%)
 Cisco Systems, Inc.* ...................     170        11,506.88

                      THE PAINEWEBBER PATHFINDERS TRUST
                     TREASURY AND GROWTH STOCK SERIES 23
                     SCHEDULE OF INVESTMENTS (CONTINUED)
                AS OF INITIAL DATE OF DEPOSIT, APRIL 15, 1998

                                                         COST OF
                                           NUMBER OF    SECURITIES
              NAME OF ISSUER                 SHARES    TO TRUST(2)
----------------------------------------  ----------- ------------
Oil (4.81%)
 Exxon Corporation.......................     170      $ 11,411.25
 Royal Dutch Petroleum Company+  ........     200        11,575.00
 Texaco Inc. ............................     190        11,495.00
 Unocal Corporation .....................     290        11,364.38
Pharmaceuticals (3.56%)
 Abbott Laboratories ....................     150        11,278.13
 Bristol-Myers Squibb Company ...........     110        11,378.13
 Merck & Co., Inc. ......................      90        11,250.00
Retail--Building Products (1.21%)
 Lowe's Companies, Inc. .................     170        11,528.13
Retail--Discount (1.23%)
 Wal-Mart Stores, Inc. ..................     220        11,715.00
Telecommunications (4.84%)
 AT&T Corp. .............................     190        12,350.00
 Bell Atlantic Corporation ..............     120        11,302.50
 GTE Corporation ........................     180        11,160.00
 SBC Communications Inc. ................     280        11,287.50
Tobacco (1.18%)
 Philip Morris Companies Inc. ...........     280        11,270.00
                                                      ------------
  TOTAL COMMON STOCKS ...................               458,000.05
                                                      ------------
  TOTAL INVESTMENTS .....................              $952,500.00
                                                      ============



------------
(1)     All Securities are represented entirely by contracts to purchase
        Securities.
(2) Valuation of Securities by the Trustee was made as described in "Valuation" as of the close of business on the business day prior to the Initial Date of Deposit. The bid side evaluation of the Treasury Obligations on the business day prior to the Initial Date of Deposit was $493,150.
(3) This security does not pay interest. On the maturity date thereof, the entire maturity value becomes due and payable. Generally, a fixed yield is earned on such security which takes into account the semi-annual compounding of accrued interest. (See "The Trust" and "Federal Income Taxes" herein.)
(4)     The gain to the Sponsor on the Initial Date of Deposit is $162.
*       Non-income producing.
+ These shares are U.S. dollar denominated and pay dividends in U.S. dollars but are subject to investment risks generally facing common stocks of foreign issuers. (See "Risk Factors and Special Considerations.")